Exhibit 99.1
UNITED STATES DISTRICT COURT
FOR THE DISTRICT OF COLUMBIA

)
UNITED STATES OF AMERICA	)
)
Plaintiff,	)
	)	Case No.:
v.	)
	)	Judge:
EXELON CORPORATION	)
	)	Deck Type:
and	)
	)	Filed:
PUBLIC SERVICE ENTERPRISE	)
GROUP INCORPORATED	)
)
Defendants.	)
)

HOLD SEPARATE STIPULATION AND ORDER
          It is hereby stipulated by and between the undersigned parties, subject to approval and entry by the Court, that:
I. DEFINITIONS
          As used in this Hold Separate Stipulation and Order:
A.	“Acquire” means obtain any interest in any electricity generating facility, including real property, deeded development rights to real property, capital equipment, buildings, or fixtures.

B.	“Acquirer” or “Acquirers” means the entity or entities to whom Defendants divest any of the Divestiture Assets or with whom Defendants have entered into definitive contracts to sell any of the Divestiture Assets.

C.	“Control” means have the ability, directly or indirectly, to set the level of, dispatch, or Offer the output of one or more units of an electricity generating facility or to operate one or more units of an electricity generating facility.

D.	“Cost-based Offer” means the maximum offer to sell energy allowed under the version of the PJM “Amended and Restated Operating Agreement of PJM Interconnection, LLC,” Section 6.4, available at <www.pjm.com>, in effect at the time the offer is made.

E.	“Counter-Party” means any person other than Defendants who enters into a Tolling Contract.

F.	“Designated Utility Zones” means the service territories in which the following companies on June 1, 2006, owned the wires through which electricity is distributed:
1.	Atlantic City Electric Company,

2.	Baltimore Gas and Electric Company,

3.	Delmarva Power and Light Company,

4.	Jersey Central Power and Light Company,

5.	Metropolitan Edison Company,

6.	Rockland Electric Company,

7.	PECO Energy Company,

8.	Potomac Electric Power Company,

9.	PPL Electric Utilities Corporation, and

10.	Public Service Electric and Gas Company.
G.	“Divestiture Assets” means the following facilities: (1) Cromby Generating Station, 100 Cromby Rd. at Phoenixville, PA, 19460; (2) Eddystone Generating Station, Number 1 Industrial Hwy. at Eddystone, PA, 19022; (3) Hudson Generating Station, Duffield & Van Keuren Aves. at Jersey City, NJ, 07306; (4) Linden Generating Station, 4001 South Wood Ave. at Linden, NJ, 07036; (5) Mercer Generating Station, 2512 Lamberton Rd. at Hamilton, NJ, 08611; and (6) Sewaren Generating Station, 751 Cliff Rd. at Sewaren, NJ, 07077; and
a.	For each of those facilities, all of Defendants’ rights, titles, and interests in any tangible and intangible assets relating to the generation, dispatch, and offering of electricity at the facility; including the land; buildings; fixtures; equipment; fixed assets; supplies; personal property; non-consumable inventory on site as of June 1, 2006; furniture; licenses, permits, and authorizations issued by any governmental organization relating to the facility (including environmental permits and all permits from federal or state agencies and all work in progress on permits or studies undertaken in order to obtain permits); plans for design or redesign of the facility or any assets at the facility; agreements, leases, commitments, and understandings pertaining to the facility and its operation; records relating to the facility or its operation, wherever kept and in whatever form (excluding records of past offers to the PJM Market); all equipment associated with connecting the facility to PJM (including automatic generation control equipment); all remote start capability or equipment located on site; and all other interests, assets, or improvements at the facility customarily used in the generation, dispatch, or offer of electricity from the facility; provided however, that “Divestiture Assets” shall not include (i) electric and gas distribution or transmission assets located in, or appurtenant to, the boundaries of the facility, or (ii) any communications links between the facility and Defendants, which will be disconnected.

b.	At the option of the Acquirer of the Linden Generating Station, the natural gas pipeline facilities connecting any assets at the Linden Generating Station (including the assets listed in Section I.G.a. for the Linden Generating Station), to an interconnection with the Texas Eastern Gas Transmission LP, and all of Defendants’ rights, titles, and interests in any tangible and intangible assets relating to the delivery of natural gas from the Texas Eastern Gas Transmission LP interconnection with the Linden Generating Station, including the land; buildings; fixtures; equipment; fixed assets; supplies; personal property; non-consumable inventory on site as of June 1, 2006; furniture; licenses, permits, and authorizations issued by any governmental organization relating to the facility (including environmental permits and all permits from federal or state agencies and all work in progress on permits or studies undertaken in order to obtain permits); plans for design or redesign of the facility or any assets at the facility;

agreements, leases, commitments, and understandings pertaining to the facility and its operation; records relating to the facility or its operation, wherever kept and in whatever form; and all other interests, assets, or improvements customarily used in the delivery of natural gas from the interconnection of the Texas Eastern Gas Transmission LP to the Linden Generating Station.
To the extent that any licenses, permits, or authorizations described in Section I.G.a. or Section I.G.b. are nontransferable, Defendants will use their best efforts to obtain the necessary consent for assignment to the Acquirer or Acquirers of the license, permit, or authorization.

H.	“Exelon” means Exelon Corporation, a Pennsylvania corporation headquartered in Chicago, Illinois, its successors and assigns, and its subsidiaries, divisions, groups, affiliates, partnerships, joint ventures (not including Exelon’s participation in the ownership, operation, dispatch, or offering of output of the Keystone Generating Station or the Conemaugh Generating Station), and their directors, officers, managers, agents, and employees.

I.	“Exelon/PSEG Transaction” means the merger of Exelon and PSEG that is the subject of HSR Transaction Identification No. 2005-0696, which was filed pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, 15 U.S.C.A. § 18a (West 1997), including any changes in the terms of that merger that do not necessitate a new Hart-Scott-Rodino filing.

J.	“Good Utility Practice” means any of the practices, methods, and acts engaged in or approved by a significant portion of the electric utility industry during the relevant time period, or any of the practices, methods, and acts which, in the exercise of reasonable judgment in light of the facts known at the time the decision is made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety, and expedition. “Good Utility Practice” is not intended to be limited to the optimum practice, method, or act to the exclusion of all others, but rather is intended to include acceptable practices, methods, or acts generally accepted in the region.

K.	“Including” means including but not limited to.

L.	“Offer” or “Offers” means an offer to sell energy submitted into the PJM Market pursuant to the version of PJM “Amended and Restated Operating Agreement of PJM Interconnection, LLC,” Section 6.4, available at <www.pjm.com>, in effect at the time the offer is made.

M.	“Outage” means any outage as defined in the version of PJM Manual 35, “Definitions and Acronyms,” available at <www.pjm.com>, in effect at the time the outage occurs, including “forced outage,” “generator forced/unplanned outage,” “generator maintenance outage,” “generator planned outage,” “maintenance outage,” and “planned outage.”

N.	“Person” means any natural person, corporation, association, firm, partnership, or other business or legal entity.

O.	“PJM” means PJM Interconnection, LLC.

P.	“PJM Market” means any market for energy operated or administered by PJM, including the “Day-ahead Energy Market” or the “Real-time Energy Market.”

Q.	“PSEG” means Public Service Enterprise Group Incorporated, a New Jersey corporation headquartered in Newark, New Jersey, its successors and assigns, and its subsidiaries, divisions, groups, affiliates, partnerships, joint ventures (not including PSEG’s participation in the ownership, operation, dispatch, or offering of output of the Keystone Generating Station, the Conemaugh Generating Station, or the Yards Creek Generating Station), and their directors, officers, managers, agents, and employees.

R.	“Self Scheduling” means scheduling for dispatch by the owner or operator of the unit and not by PJM.

S.	“Tolling Contract” means a contract giving a Counter-Party Control over the level and offer price of the output for any unit listed in Attachment A or Attachment B.
II. OBJECTIVES
     The Final Judgment filed in this case is meant to ensure Defendants’ prompt divestiture of the Divestiture Assets in order to remedy the effects that the United States alleges would otherwise result from the Exelon/PSEG Transaction. This Hold Separate Stipulation and Order ensures that, prior to such divestiture, (1) the Divestiture Assets will be offered into the PJM Market as specified herein; (2) the Divestiture Assets will be preserved, maintained, and operated at least in the same physical condition as of the date of consummation of the

Exelon/PSEG Transaction, ordinary wear and tear excepted and consistent with Good Utility Practice; and (3) competition is maintained during the pendency of the ordered divestiture.
III. JURISDICTION AND VENUE
     The Court has jurisdiction over the subject matter of this action and, for purposes of this action only, over each of the parties hereto, and venue of this action is proper in the United States District Court for the District of Columbia.
IV. COMPLIANCE WITH AND ENTRY OF FINAL JUDGMENT
A.	The parties stipulate that a Final Judgment in the form attached hereto as Exhibit A, may be filed with and entered by the Court, upon the motion of any party or upon the Court’s own motion, at any time after compliance with the requirements of the Antitrust Procedures and Penalties Act, 15 U.S.C. § 16, and without further notice to any party or other proceedings, provided that the United States has not withdrawn its consent, which it may do at any time before the entry of the proposed Final Judgment by serving notice thereof on Defendants and by filing that notice with the Court.

B.	Defendants shall abide by and comply with the provisions of the proposed Final Judgment pending the entry of the Final Judgment by the Court, or until expiration of the time for all appeals of any Court ruling declining entry of the proposed Final Judgment and shall, from the date of the signing of this Hold Separate Stipulation and Order by the parties, comply with all the terms and provisions of the proposed Final Judgment as though the same were in full force and effect as an order of the Court.

C.	Defendants shall not consummate the transaction sought to be enjoined by the Complaint herein before the Court has signed this Hold Separate Stipulation and Order.

D.	This Hold Separate Stipulation and Order shall apply with equal force and effect to any amended proposed Final Judgment agreed upon in writing by the parties and submitted to the Court.

E.	In the event that (1) the United States has withdrawn its consent, as provided in Section IV.A. above, or (2) the proposed Final Judgment is not entered pursuant to this Hold Separate Stipulation and Order, the time has expired for all appeals of any Court ruling declining entry of the proposed Final Judgment, and the Court has not otherwise ordered continued compliance with the terms and provisions of the proposed Final Judgment, then the parties are released from all further obligations under this Hold Separate Stipulation and Order, and the making of this Hold Separate Stipulation and Order shall be without prejudice to any party in this or any other proceeding.

F.	Defendants represent that the divestitures required by the proposed Final Judgment can and will be made, subject to receipt of necessary regulatory approvals, and that Defendants will later raise no claims of mistake, hardship, or difficulty of compliance as grounds for asking the Court to modify any provisions contained therein.

V. HOLD SEPARATE PROVISIONS
     From consummation of the Exelon/PSEG Transaction until the divestitures required by Section IV and Section V of the Final Judgment have been accomplished:
A.	Defendants shall take all steps necessary to assure that the Divestiture Assets are maintained as separate, distinct, and saleable assets, apart from other assets of Defendants. Defendants shall preserve the documents, books, and records relating to the Divestiture Assets until the date of divestiture.

B.	Defendants shall provide sufficient working capital to continue to maintain the Divestiture Assets as economically viable and competitive facilities, consistent with the requirements of Section V.A.

C.	Defendants shall take no action that would jeopardize, delay, or impede the sale of the Divestiture Assets.

D.	Defendants shall take all steps necessary to ensure that the Divestiture Assets are fully maintained in operable condition at no less than their capacity at the time of the consummation of the Exelon/PSEG Transaction and shall maintain and adhere to normal repair and maintenance schedules for the Divestiture Assets, consistent with Good Utility Practice.

E.	Defendants shall not, except as part of a divestiture in accordance with Sections IV or V of the proposed Final Judgment or a Tolling Contract in accordance with Section VI.C., remove, sell, lease, assign, transfer, pledge, or otherwise dispose of any of the Divestiture Assets.

F.	Defendants’ employees stationed at the Divestiture Assets shall not be transferred or reassigned to other areas within the company except for transfers initiated by employees pursuant to Defendants’ regular, established job posting policy and existing collective bargaining agreements. Defendants shall provide the United States with ten (10) calendar days notice of any such transfer.

G.	Within twenty (20) calendar days after the entry of this Hold Separate Stipulation and Order, Defendants will inform the United States of the steps such Defendants have taken to comply with this Hold Separate Stipulation and Order.
VI. CONDITIONS FOR OFFERS, PENDING DIVESTITURE
     From consummation of the Exelon/PSEG Transaction until the divestitures required by Section IV and Section V of the Final Judgment have been accomplished:
A.	Defendants shall offer the units listed in Attachment A at offers no more than the Cost-Based Offer. The Defendants shall make offers as follows:
1.	Defendants must submit offers into the PJM Market in accordance with the terms of Section VI.A. for each facility listed in Attachment A, unless unable to do so due to an Outage. In the event of an Outage, Defendants will offer all energy that is unaffected by the Outage in accordance with the terms of Section VI.A.

2.	Defendants are prohibited from Self Scheduling any of the units in Attachment A.
B.	Defendants shall offer the units listed in Attachment B at offers no more than the higher of (a) the Cost-Based Offer or (b) the offer for the facility submitted into the PJM Market on May 15, 2006, to provide energy on May 16, 2006. The Defendants shall make offers as follows:
1.	Defendants must submit offers into the PJM Market in accordance with the terms of Section VI.B. for each facility listed in Attachment B, unless unable to do so due to an Outage. In the event of an Outage, Defendants will offer all energy that is unaffected by the Outage in accordance with the terms of Section VI.B.

2.	Defendants are prohibited from Self Scheduling any of the units in Attachment B.
C.	Defendants may enter into Tolling Contracts, provided that:
1.	Defendants shall submit any proposed Tolling Contract to the United States for review by submitting the name of the proposed Counter-Party and a copy of the proposed contract, the term sheet, and any related agreements to the United States;

2.	The United States may, in its sole discretion, disapprove any proposed Tolling Contract; and

3.	The United States will inform Defendants within ten (10) days of Defendants’ submission of the required information about any such proposed Tolling Contract whether the United States disapproves the proposed Tolling Contract. The United States, in its sole discretion, may extend the time period set forth in Section VI.C.3. for an additional period or periods of time not to exceed five (5) calendar days.

D.	Notwithstanding Sections VI.A., VI.B., and VI.C., Defendants will be relieved from their obligation to offer the units listed in Attachment A and Attachment B in accordance with the limits defined in Sections VI.A. and VI.B.:
1.	After the sales of all the Divestiture Assets have been completed; or

2.	At such time as Defendants enter into Tolling Contracts:

a.	for the complete output of each Divestiture Asset,

b.	for a period of time ending no sooner than the date of transfer of the Divestiture Asset associated with the Tolling Contract to the Acquirer of that Divestiture Asset, and

c.	such that Defendants offer no share of the energy of the Divestiture Assets into the PJM Market.
E.	The United States shall retain an auditor to monitor Defendants’ compliance with the requirements of Section VI. The auditor shall have or shall contract with professionals or agents who have competence or experience in the operation of electric generation facilities and understanding of the requirements of Cost-Based Offers.
1.	Within five (5) business days of the consummation of the Exelon/PSEG Transaction, Defendants shall execute an agreement that, subject to the prior approval of the United States, confers on the auditor all the power and authority necessary to permit the auditor to monitor Defendants’ compliance with Section VI, in a manner consistent with the purposes of this Hold Separate Stipulation and Order.

2.	The auditor shall have the rights, duties, and responsibilities necessary to monitor Defendants’ compliance with Section VI, and shall exercise such power and authority and carry out the duties and responsibilities of the auditor in a manner consistent with the purposes of this Hold Separate Stipulation and Order, including determining (a) whether an Outage taken by Defendants is consistent with the requirements of Section VI or (b) whether an offer made for any unit is contrary to the requirements of Section VI.

3.	On demand the auditor shall receive all information relevant to the necessity and duration of an Outage of any asset covered by Section VI, including Generating Availability Data System (GADS) data, Dispatcher Application and Reporting Tool (eData) data, and engineering or any other logs or contemporaneous records. All information relevant to the offering of generation units in the PJM Market, including all information necessary to evaluate compliance with Section VI.A. and Section VI.B. must be maintained by Defendants for one year after the sale of the Divestiture Assets.

4.	The auditor shall have full and complete access to all personnel, books, records, documents, and facilities of Defendants related to Defendants’ compliance with Section VI, or to any other relevant information, as the auditor may request, including but not limited to, all documents and records kept in the normal course of business that relate to Defendants’ obligations under Section VI. Defendants shall provide such financial or other information as auditor may request and shall cooperate with the auditor. Defendants shall take no action to interfere with or impede the auditor’s ability to perform his responsibilities or to monitor Defendants’ compliance with Section VI.

5.	At any time during the period that Defendants are bound by Section VI,
a.	if Defendants contact PJM orally or in writing to discuss offers made by Defendants for units subject to the requirements of Section VI, Defendants must also communicate the same information to the auditor in writing within six (6) hours, unless another form of communication is authorized by the auditor;

b.	if Defendants are contacted by PJM orally or in writing to discuss offers made by Defendants for units subject to the requirements of Section VI, Defendants must communicate any information they provide to PJM to the auditor in writing within six (6) hours, unless another form of communication is authorized by the auditor, and

c.	as to units listed in Attachment B,
1.	within five (5) days of the execution of the agreement referenced in Section VI.E.1., Defendants must inform the auditor in writing of what provision of the PJM “Amended and Restated Operating Agreement of PJM Interconnection, LLC,” Section 6.4, applies at that time to the Cost-Based Offers for those units, and

2.	if PJM informs Defendants that any of those units become subject to a different provision of the PJM “Amended and Restated

Operating Agreement of PJM Interconnection, LLC,” Section 6.4, Defendants must communicate that information to the auditor in writing within six (6) hours.
6.	Defendants may require the auditor to sign a confidentiality agreement prohibiting the disclosure of any information gained as a result of his role as auditor to anyone other than the United States or the Court.

7.	The auditor shall serve, without bond or other security, at the cost and expense of Defendants, on terms commensurate with the auditor’s experience and responsibilities. Defendants shall indemnify the auditor and hold the auditor harmless against any losses, claims, damages, liabilities, or expenses arising out of, or in connection with, the performance of the auditor’s duties, including all reasonable fees of counsel and other expenses incurred in connection with the preparation for, or defense of any claim, whether or not resulting in any liability, except to the extent that such liabilities, losses, damages, claims, or expenses result from misfeasance, gross negligence, willful or wanton acts, or bad faith by the auditor.

8.	The auditor shall have no responsibility or obligation for the operation of, or the right to operate, Defendants’ businesses.

9.	The term of the auditor shall end sixty (60) days after the sale of the Divestiture Assets is completed. The United States may extend the time period set forth in Section VI.E.9. for an additional period or periods of time not to exceed thirty (30) calendar days.

10.	The auditor shall report in writing to the United States concerning Defendants’ compliance with Section VI thirty (30) days after execution of the agreement referenced in Section VI.E.1. and every thirty (30) days thereafter until the auditor’s term expires. The auditor shall provide a final report to the United States sixty (60) days after the sale of the Divestiture Assets. The United States may extend the time period set forth in Section VI.E.10. for an additional period or periods of time not to exceed thirty (30) calendar days.
VII. TERM
A.	This Hold Separate Stipulation and Order shall remain in effect until consummation of the divestitures required by the proposed Final Judgment or until further order of the Court.
Dated: June 22, 2006
Respectfully submitted,

FOR PLAINTIFF	FOR DEFENDANT
UNITED STATES OF AMERICA:	EXELON CORPORATION:

/s/	/s/

Mark N. Niefer (DC Bar # 470370)	John M. Nannes (DC Bar # 195966)
Jade Alice Eaton (DC Bar # 939629)	John H. Lyons (DC Bar # 453191)
Tracy Lynn Fisher (MN Bar # 315837)	Skadden, Arps, Slate, Meagher &
Trial Attorneys	Flom LLP
United States Department of Justice	1440 New York Avenue, NW
Antitrust Division	Washington, D.C. 20005
Transportation, Energy & Agriculture Section	Tel: (202) 371-7500
325 7th Street, NW, Suite 500	Fax: (202) 661-9191
Washington, D.C. 20530
Tel: (202) 307-6318

Fax: (202) 307-2784

FOR DEFENDANT
PUBLIC SERVICE ENTERPRISE
GROUP INCORPORATED:

/s/

Douglas G. Green (DC Bar # 183343)
Steptoe & Johnson LLP
1330 Connecticut Avenue, NW
Washington, D.C. 20036
Tel: (202) 429-3000
Fax: (202) 429-3902
ORDER
It is SO ORDERED, this              day of ___, 2006.

United States District Court Judge

ATTACHMENT A

Electric Generating Facility	Location/Address	Unit Number(s)
Bergen Generating Station	10 Victoria Terr.	CC, CC1
Ridgefield, NJ, 07657
Cromby Generating Station	100 Cromby Rd.	1, 2
Phoenixville, PA, 19460
Eddystone Generating Station	Number 1 Industrial Hwy.	1, 2, 3, 4
Eddystone, PA, 19022
Hudson Generating Station,	Duffield & Van Keuren Aves.	1, 2
Jersey City, NJ, 07306
Linden Generating Station	4001 South Wood Ave.	CC1, CC2
Linden, NJ, 07036
Mercer Generating Station	2512 Lamberton Rd.	1, 2
Hamilton, NJ, 08611
Sewaren Generating Station	751 Cliff Rd.	1, 2, 3, 4
Sewaren, NJ, 07077
Schuylkill Generating Station	2800 Christian St.	1
Philadelphia, PA, 19146

ATTACHMENT B

Electric Generating Facility	Location/Address	Unit Number(s)
Burlington Generating Station	W. Broad St. And Devlin Ave.	9, 11, 12
Bordentown, NJ, 08505
Chester Generating Station	Front and Ward Sts.	7, 8, 9
Chester, PA 19013
Croydon Generating Station	955 River Rd.	11, 12, 21, 22, 31, 32, 41, 42
Croydon, PA, 19020
Delaware Generating Station	1325 N. Beach St.	9, 10, 11, 12
Philadelphia, PA, 19125
Eddystone Generating Station	Number 1 Industrial Hwy.	10, 20, 30, 40
Eddystone, PA, 19022
Edison Generating Station	164 Silver Lake Rd.	1, 2, 3
Edison, NJ, 08817
Essex Generating Station	155 Raymond Blvd.	9, 10, 11, 12
Newark, NJ, 07105
Falls Generating Station	Bristol and Tyburn Rds.	1, 2, 3
Fallsington, PA, 19067
Kearny Generating Station	Foot of Hackensack Ave.	12
Kearny, NJ, 07032
Linden Generating Station	Grasselli Ave.	5, 6, 7, 8
Linden, NJ, 07036
Moser Generating Station	1595 Industrial Hwy.	1, 2, 3
Pottstown, PA 19464
Richmond Generating Station	3901 N. Delaware Ave.	91, 92
Philadelphia, PA, 19137
Schuylkill Generating Station	2800 Christian St.	10, 11
Philadelphia, PA, 19146
Southwark Generating Station	2501 S. Delaware Ave.	3, 4, 5, 6
Philadelphia, PA, 19148